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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
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  As independent public accountants, we hereby consent to the incorporation by reference into the Trust's previously filed Registration Statement File Nos. 33-91366, 33-92490, 333-4961 and 333-13909 of our report dated January 29, 1997
(Group F Properties), included in this Form 8-K. It should be noted that we have not audited any financial statements of these combined properties subsequent to December 31, 1995, or performed any audit procedures subsequent to the date of our report.



                                     ARTHUR ANDERSEN LLP


Chicago, Illinois
January 29, 1997